EXHIBIT 23(B)


                              MINNESOTA POWER, INC.
                             30 West Superior Street
                             Duluth, Minnesota 55802

Philip R. Halverson - Vice President,
 General Counsel and Secretary




                                        August 16, 2000

Minnesota Power, Inc.
30 West Superior Street
Duluth, Minnesota  55802

Ladies and Gentlemen:

          I hereby consent to the use of my name in Post-Effective Amendment No. 1 to the Registration Statement No. 333-02109 to be filed on or about the date hereof with the Securities and Exchange Commission by Minnesota Power, Inc.

                                        Very truly yours,

                                        /s/ Philip R. Halverson

                                        Philip R. Halverson